Exhibit 4.5

AMENDMENT NO.1 TO

SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 TO SHAREHOLDERS’ AGREEMENT (this “Amendment”) is entered into as of March 12, 2014 by and among iKang Healthcare Group, Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), iKang Guobin Healthcare Group, Inc., a BVI business company organized and existing under the Laws of the British Virgin Islands (“iKang BVI”), each of the Company Group Holdcos (as defined in the Shareholders Agreement), each of the Founders (as defined in the Shareholders Agreement), and the persons and entities as set forth in Schedules A, B, C, D-1, D-2 , E, F, G and H (the “Existing Holders”) to the Shareholders Agreement. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms I the Shareholders Agreement (as defined below).

RECITALS

A.	The Company, iKang BVI, the Company Group Holdcos, the Founders and the Existing Holders entered into a Shareholders’ Agreement dated as of March 1, 2014 (the “Shareholders’ Agreement”) to provide for certain rights and obligations of the parties thereto.

B.	In accordance with Section 20.8 of the Shareholders’ Agreement, the parties hereto agree to amend the Shareholders’ Agreement.

Now therefore, in consideration of the premises set forth above and the mutual promises set forth in this Amendment, the parties hereby agree as follows:

AGREEMENT

1.	Amendment to Section 4.13. Section 4.13 of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

4.13 Chairman and Vice Chairman of the Board

(a) The chairman of the Board shall be appointed by the majority of the Board, including the affirmative vote of the Class B Directors, and shall initially be Ligang Zhang. Notwithstanding the foregoing, in the event that Ligang Zhang no longer has a right to appoint a director, then the chairman of the Board shall be appointed by the majority of the Board.

(b) The Board shall also have a vice chairman, who shall be appointed by the majority of the Board, and shall initially be Boquan He ( ).

2.	Amendment to Section 20.5. Section 20.5 of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

20.5 Termination; Survival. Except for Sections 1, 6, 7, 8, 9, 10, 11.1, 15(a), 17, 19 and 20 hereof, this Agreement shall terminate upon the closing of a Qualified IPO.

3.	Miscellaneous

(a) Governing Law. This Amendment shall be governed by and construed under the Laws of the State of New York without regards to conflicts of law provisions thereof.

(b) Full Force and Effect. Except as amended hereby, the Shareholders’ Agreement shall remain in full force and effect.

(c) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page has been intentionally left blank. Signature pages to follow.]

The parties hereto have executed this Amendment No. 1 to the Shareholders’ Agreement as of the date first above written.

SIGNED by /s/ IKANG HEALTHCARE GROUP, INC.

SIGNED by /s/ IKANG GUOBIN HEALTHCARE GROUP, INC.

SIGNED by /s/ LIGANG ZHANG

SIGNED by /s/ FEIYAN HUANG

SIGNED by /s/ BAYLEY & JACKSON (CHINA) MEDICAL SERVICES LIMITED

SIGNED by /s/ IKANG ZHEJIANG, INC.

SIGNED by /s/ SHANGHAI IKANG, INC.

SIGNED by /s/ SHANGHAIMED IKANG, INC.

SIGNED by /s/ ZHEJIANG IKANG, INC.

SIGNED by /s/ SHANGHAI IKANG GUOBIN HOLDING CO. LTD.

SIGNED by /s/ BEIJING IKANG, INC.

SIGNED by /s/ BEIJING BAYLEY & JACKSON CLINIC LIMITED

SIGNED by /s/ GOLD PARTNER CONSULTANTS LIMITED

SIGNED by for and on behalf of ZERO GAP TREASURE INC.

SIGNED by /s/ GAMAY PORTFOLIO INC.

SIGNED by /s/ NEXUS CONCEPT LIMITED

SIGNED by /s/ SINO ADVANCE LIMITED

SIGNED by /s/ TOP MEDIA HOLDINGS LIMITED

SIGNED by /s/ SHANGHAIMED, INC.

SIGNED by /s/ TIME INTELLIGENT FINANCE LIMITED

SIGNED by /s/ WISDOM POWER INTERNATIONAL LIMITED

SIGNED by for and on behalf of TOP FORTUNE WIN LTD.

SIGNED by for and on behalf of FAVOURED STAR LTD.

SIGNED by for and on behalf of STAR RISING LTD.

SIGNED by for and on behalf of PERFECT FORTUNE SUCCESS LTD.

SIGNED by for and on behalf of FORTUNE DIAMOND LTD.

SIGNED by /s/ INTELLECT FIRST LIMITED

SIGNED by /s/ WI HARPER INC FUND VI LTD.

SIGNED by for and on behalf of PACVEN WALDEN VENTURES VI, L.P.

SIGNED by for and on behalf of PACVEN WALDEN VENTURES PARALLEL VI, L.P.

SIGNED by /s/ FULBERTO LIMITED

SIGNED by for and on behalf of YING CI

SIGNED by for and on behalf of POPULAR WORLD LTD

SIGNED by /s/ ZERO2IPO CHINA ANGEL FUND I, L.P.

SIGNED by /s/ ZERO2IPO CHINA ANGEL AFFILIATES FUND I, L.L.C.

SIGNED by /s/ UNITED SHEEN LIMITED

SIGNED by /s/ CLARITY CREEK INTERNATIONAL LIMITED

SIGNED by for and on behalf of EASEJOINT LIMITED

SIGNED by for and on behalf of HONOR SHINE GROUP LIMITED

SIGNED by for and on behalf of OPULENT LION LIMITED

SIGNED by /s/ HUGO SHONG

SIGNED by /s/ NEWQUEST ASIA INVESTMENTS LIMITED

SIGNED by for and on behalf of C. POWER ENTERPRISE LIMITED

SIGNED by /s/ MAX MAJOR CORP.

SIGNED by for and on behalf of ZHANG XIAO QI

SIGNED by for and on behalf of SPLENDOUR PATH LIMITED

SIGNED by /s/ CELESTIAL SPEED INVESTMENTS LIMITED

SIGNED by /s/ CHRISFIELD LIMITED

SIGNED by /s/ BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

SIGNED by /s/ MBD 2013, L.P.

SIGNED by /s/ MBD 2013 OFFSHORE, L.P.

SIGNED by /s/ BRIDGE STREET 2013, L.P.

SIGNED by /s/ BRIDGE STREET 2013 OFFSHORE, L.P.

SIGNED by /s/ ORA INVESTMENT PTE LTD.

SIGNED by /s/ AvantaLion, LLC.

SIGNED by /s/ BEIDMHK Holding Limited